Exhibit 3.183

Delaware	PAGE 1
The First State
     I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “LIFEPOINT OF GEORGIA, LIMITED PARTNERSHIP” AS RECEIVED AND FILED IN THIS OFFICE.
     THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:
     CERTIFICATE OF FORMATION, FILED THE TWENTY-EIGHTH DAY OF APRIL, A.D. 1999, AT 9 O’CLOCK A.M.
     CERTIFICATE OF AMENDMENT, FILED THE TWENTY-SECOND DAY OF JANUARY, A.D. 2002, AT 10 O’CLOCK A.M.
     AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID LIMITED LIABILITY COMPANY, “LIFEPOINT OF GEORGIA, LIMITED PARTNERSHIP”

3036373 8100H 110292798 You may verify this certificate online at corp. delaware. gov/authver.shtml	/s/ Jeffrey W. Bullock Jeffrey W. Bullock, Secretary of State AUTHENTICATION: 8620366 DATE: 03-14-11

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 04/28/1999
991168914 — 3036373
CERTIFICATE OF LIMITED PARTNERSHIP
OF
LIFEPOINT OF GEORGIA, LIMITED PARTNERSHIP
     This Certificate of Limited Partnership of LifePoint of Georgia, Limited Partnership (the “Partnership”), dated as of April 28, 1999, is being executed and filed by LifePoint of GAGP, LLC, as sole general partner, to form a limited partnership under the Delaware Revised Uniform Limited Partnership Act.
     1. Name. The name of the limited partnership formed hereby is LifePoint of Georgia, Limited Partnership.
     2. Registered Office. The address of the registered office of the Partnership in the State of Delaware is 1013 Centre Road, Wilmington, Delaware 19805.
     3. Registered Agent. The name and address of the registered agent for service of process on the Partnership in the State of Delaware is Corporation Service Company, 1013 Centre Road, Wilmington, Delaware 19805.
     4. General Partner. The name and the business address of the sole general partner of the Partnership is:
LifePoint of GAGP, LLC
c/o LifePoint Hospitals, Inc.
4525 Harding Road
Nashville, Tennessee 37205
     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Limited Partnership as of the date first above written.

LIFEPOINT OF GAGP, LLC
By:	/s/ John M. Frank II
John M. Frank II
Authorized Person

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 10:00 AM 01/22/2002
020041301 — 3036373
CERTIFICATE OF AMENDMENT
TO THE
CERTIFICATE OF LIMITED PARTNERSHIP
OF
LifePoint of Georgia, Limited Partnership
     The undersigned, desiring to amend the Certificate of Limited Partnership of LifePoint of Georgia, Limited Partnership pursuant to the provisions of Section 17-202 of the Revised Uniform Limited Partnership Act of the State of Delaware, does hereby certify as follows:
     FIRST: The name of the Limited Partnership is LifePoint of Georgia, Limited Partnership
     SECOND: Article 2 of the Certificate of Limited Partnership shall be amended as follows:
     The name and address of the registered agent is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.
     IN WITNESS WHEREOF, the undersigned has executed this Amendment to the Certificate Of Limited Partnership LifePoint of Georgia, Limited Partnership on this 15 day of January, 2002.

LifePoint of Georgia, Limited Partnership
LifePoint of GAGP, LLC,
By:	/s/ William F. Carpenter III
General Partner